SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2008 (December 11, 2008)

U-Store-It Trust

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

460 E. Swedesford Road
Suite 3000
Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

50 Public Square

Suite 2800

Cleveland, OH 44113

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 11, 2008, the Board of Trustees of U-Store-It Trust (the “Company”) elected C.E. Andrews to the Company’s Board of Trustees. There were no arrangements or understandings between Mr. Andrews and any person pursuant to which he was elected a trustee. The Board of Trustees also expects to appoint Mr. Andrews to serve as a member of the Audit Committee of the Board of Trustees. A description of the compensation payable to members of the Company’s Board of Trustees was included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 4, 2008.

On December 16, 2008, the Company issued a press release announcing the appointment of Mr. Andrews to the Board of Trustees. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: December 16, 2008	By:	/s/	Timothy M. Martin
Name: Timothy M. Martin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 16, 2008